Exhibit 99.2

1347 Capital Corp. Announces Intent to Convene and Adjourn its Special Meeting to July 19, 2016, and Modification of Transaction Terms

Limbach 2016 Adjusted EBITDA* Guidance Raised to $17.0 million (from $16.2 million)

ITASCA, IL. – July 11, 2016 – 1347 Capital Corp. (NASDAQ: TFSCU, TFSC, TFSCW, TFSCR) (“1347 Capital” or the “Company”) today announced that it intends to convene and then adjourn, without conducting any business, its special meeting in lieu of annual meeting of stockholders (the “special meeting”) to be held on July 14, 2016 in connection with the previously announced business combination (the “Business Combination”) between the Company and Limbach Holdings, LLC (“Limbach”), and reconvene on July 19, 2016, at 10:00 a.m. Eastern time, at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, NY 10166. In connection therewith, the Company is extending the deadline for the Company’s stockholders to exercise their conversion rights in connection with the vote to approve the Business Combination (as described in the Prospectus (as defined below)) to 5:00 p.m., Eastern time on July 18, 2016 (one business day before the special meeting). Only holders of record of the Company’s common stock at the close of business on June 10, 2016 will be entitled to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting.

The Company has determined that adjourning the meeting is warranted in order to give shareholders sufficient time to consider the following updates:

•	Limbach is raising its Adjusted EBITDA* guidance for FY2016 from $16.2 million to $17.0 million.
•	The Agreement and Plan of Merger for the Business Combination (the “Merger Agreement”) has been amended to reduce the number of 1347 Capital shares issuable to Limbach’s current equity holders in the merger by 500,000 shares, and to instead issue to Limbach’s current equity holders 1 million warrants which have the same terms as the Company’s public warrants (except that they are each exercisable for one full share of the Company’s common stock).
•	1347 Capital’s sponsor is in private discussions with certain investors to raise a total of between $20 million to $30 million of equity and debt. The sponsor would invest the total amount it raises as follows:
o	$10 million would be invested in 1347 Capital through the purchase at the closing from 1347 Capital of newly issued shares of convertible preferred stock (on terms consistent with those provided for in the Merger Agreement); and
o	the balance would be invested in 1347 Capital through the purchase prior to the closing of public shares of 1347 Capital in the open market or in privately negotiated transactions (which shares would not be converted into cash in connection with the vote to approve the Business Combination).
•	1347 Capital and its sponsor are in private discussions with certain third-party investors who may purchase public shares, and the sponsor has proposed to transfer to such investors one insider share (as defined in the Prospectus) for every 10 public shares purchased by such investors.
•	Assuming the foregoing and that an aggregate of 2 million public shares do not validly exercise their conversion rights in connection with the Business Combination, the implied 2016 Adjusted EBITDA* multiple to new investors has been reduced from 7.5x to 6.1x.

Limbach CEO Charlie Bacon noted, “We are pleased to share our updated Adjusted EBITDA guidance with the investment community as it reflects the positive trends we are seeing in our business and which we feel will gain further momentum upon completion of our merger with 1347 Capital. We are excited to be approaching the finish line in consummating the merger and look forward to creating value for both our existing and new shareholders.”

*Adjusted EBITDA

The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles (“GAAP”). Limbach believes, however, that Adjusted EBITDA is meaningful to investors to enhance their understanding of Limbach’s financial performance for the applicable period exclusive of certain non-recurring expenses. Limbach understands that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare Limbach’s performance with the performance of other companies that report adjusted EBITDA. Limbach’s calculation of Adjusted EBITDA, however, may not be comparable to similarly titled measures reported by other companies. When assessing Limbach’s operating performance, investors and others should not consider this data in isolation or as a substitute for net income calculated in accordance with GAAP. Further, the results presented by Adjusted EBITDA cannot be achieved without incurring the costs that the measure excludes.

Adjusted EBITDA is defined as net income attributable to Limbach Holdings LLC, plus depreciation and amortization expense, interest expense, taxes, and non-recurring expenses such as management fees, settlement payments related to union withdrawal liability, management consulting fees, incentive payments, and legal costs for incidents that occurred prior to 2015.

With respect to projected full year 2016 Adjusted EBITDA, a quantitative reconciliation is not available without unreasonable efforts, and we are unable to address the probable significance of the unavailable information.

Additional Information about the Business Combination and Where to Find It

The Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a final prospectus pursuant to Rule 424(b) of the rules and regulations of the SEC under the Securities Act of 1993, as amended (File No. 333-210772) (the “Prospectus”), which includes a definitive proxy statement/prospectus/information statement that is both the proxy statement distributed to holders of the Company’s common stock in connection with the Company’s solicitation of proxies for the special meeting, as well as the prospectus/information statement relating to the offer and sale of the shares of the Company’s common stock to be issued in the proposed Business Combination and the shares of the Company’s common stock underlying the warrants and preferred stock that may be issued in the proposed Business Combination. The Company’s stockholders and other interested persons are advised to read the definitive proxy statement/prospectus/information statement included in the Prospectus as these materials contain important information about Limbach, the Company and the proposed Business Combination. The definitive proxy statement/prospectus/information statement was mailed on June 16, 2016 to stockholders of the Company as of June 10, 2016, which is the record date established for voting on the proposed Business Combination and the related transactions. Stockholders may also obtain copies of the proxy statement/prospectus/information statement and other documents filed with the SEC that are be incorporated by reference in the proxy statement/prospectus/information statement, without charge, at the SEC’s Internet site at www.sec.gov, or by directing a request to: 1347 Capital Corp., 150 Pierce Road, 6th Floor, Itasca, IL, attention: Hassan Baqar, 1-847-700-8064.

Participants in the Solicitation

1347 Capital and its directors and executive officers, Limbach and its directors and executive officers, EarlyBirdCapital, Inc. (“EBC”) and Craig-Hallum Capital Group LLC (“Craig-Hallum”) may be deemed to be participants in the solicitation of proxies from the stockholders of 1347 Capital in connection with the proposed Business Combination. Information regarding the special interests of these directors and executive officers in the proposed Business Combination is included in the definitive proxy statement/prospectus/information statement referred to above, copies of which may be obtained free of charge at the SEC’s web site (www.sec.gov) and at the address described above.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that have been, and any other legal proceedings that may be, instituted against 1347 Capital, Limbach or others following announcement of the Merger Agreement and transactions contemplated therein, including the lawsuit filed against the Company on May 10, 2016 by Robert Garfield on behalf of himself and all other similarly situated public holders of 1347 Capital’s common stock (as described in the Prospectus); (3) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of the 1347 Capital or other conditions to closing in the Merger Agreement, including the inability of the sponsor to successfully conclude discussions with certain investors so that it can invest the amounts necessary for the Company to meet the requirement that the amount available to be released to 1347 Capital from its trust account will be no less than $20 million and for investors to purchase preferred stock to the extent required under the Merger Agreement; (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the transactions contemplated by the Merger Agreement; (5) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations; (9) the possibility that Limbach may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in the proxy statement/prospectus/information statement relating to the proposed business combination, including those under “Risk Factors” therein, and other filings with the SEC by 1347 Capital. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and the Company and Limbach undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Contacts

For 1347 Capital Corp.

Hassan Baqar (847) 700-8064

Investor Relations:

The Equity Group Inc.

Jeremy Hellman, CFA

Senior Associate

(212) 836-9626 / jhellman@equityny.com